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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tellium, Inc. on Form S-8 of our reports dated February 22, 2001 (expect note 14, dated April 25, 2001) appearing in Registration Statement No. 333-46362 on Form S-1 of Tellium, Inc. and in the Final Prospectus under Rule 424(b) of Tellium, Inc.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 26, 2002